EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of June 21, 2007 by and among Vasomedical, Inc., a Delaware corporation (the "Company"), and each of Kerns Manufacturing Corp., a New York corporation ("Kerns"), and Living Data Technology Corporation, a New York corporation ("Living Data").

     This Agreement is made pursuant to (1) the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") by and between the Company and Kerns and (2) the Distribution Agreement dated as of the date hereof (the "Distribution Agreement") by and between the Company and Living Data, pursuant to which each of Kerns and Living Data is acquiring certain equity securities of the Company, and this Agreement shall become effective only upon a Closing pursuant to the Securities Purchase Agreement.

     The Company and the Purchasers hereby agree as follows:

     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Agreement or the Distribution Agreement shall have the meanings given such terms in the Securities Purchase Agreement or the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Holder" or "Holders" means the holder or holders (including Kerns and Living Data), as the case may be from time to time, of Registrable Securities (including any permitted assignee).

     "Registrable Securities" means the Kerns Shares, the Warrant Shares, the Living Data Shares and any shares of the Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization, anti-dilution adjustment or similar event with respect to the foregoing or in connection with any provision in the Securities Purchase Agreement, the Distribution Agreement or the Warrant.

     2. Grant of Rights. If the Company intends to file with the SEC under the Securities Act at any time after July 1, 2008 a registration statement (the "Registration Statement") with respect to shares of the Common Stock (other than on the SEC's current Form S-8 or Form S-4 (or any replacement therefor)), the Company will offer each of the Holders the opportunity to sell the Registrable Securities pursuant to the Registration Statement. Each Holder shall have ten
(10) days from receipt of the Company's notice to accept or reject the offer, specifying as to the number of shares of the Registrable Securities as to which the Holder requests registration. Such registration shall be at no cost to the Holders other than for the fees of counsel, if any, each Holder may wish to retain in connection with such process or any applicable transfer taxes or the underwriting discounts or commissions applicable to the shares of the Common Stock sold by each Holder pursuant thereto. In connection with the Registration Statement, each Holder shall, within five (5) Business Days of receipt of any notice from the Company requesting the same, furnish to the Company such information as the Company may reasonably request with respect to such Holder's plan of distribution, such Holder's ownership of securities of the Company other than those acquired pursuant to the Securities Purchase Agreement or the Distribution Agreement and such other information as may be required to effect such registration, including information that is subsequently requested by the Staff of the SEC. The Holders may exercise these "piggyback" registration rights only twice. Notwithstanding the foregoing, in the event that (i) the Holders seek to offer for sale at market on a delayed or continuous basis Registrable Securities and (ii) the number of Registrable Securities sought to be include in the any such Registration Statement by the Holders exceeds the number of shares that may be sold on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule), as determined by the Company based on the advice of counsel or as set forth in a comment letter from the staff of the SEC, then the number of Registrable Securities in such Registration Statement shall be reduced to the maximum number that may be sold by the Holders as a "secondary' offering at market on a delayed or continuous basis. As to such Registrable Securities not include in a Registration Statement, the Holders shall be entitled to subsequently exercise "piggyback" registration rights as provided above in this Section 2, even if the Holders had previously exercised "piggyback" registration rights on two or more occasions. The Company shall not be obligated to register the Holder's shares of the Registrable Securities if counsel to the Company shall deliver an opinion to the Holder that the proposed sale or other transfer of the Kerns Shares, the Living Data Shares or the Warrant Shares, whichever is applicable, is exempt from applicable federal and state securities registration requirements and would result in all purchasers and transferees from such Holder obtaining securities which are not "restricted securities" as defined in SEC Rule 144(a)(3) under the Securities Act.

     3. Maintenance of Registration. The Company shall be required to maintain the effectiveness of the Registration Statement registering the shares of the Registrable Securities until the earlier of (a) the public sale of all of the shares of the Common Stock registered thereunder for the Holder, (b) the expiration of one year from the date the Registration Statement has been declared effective by the SEC, or (c) receipt of an opinion from counsel to the Company that the proposed sale or other transfer by the Holder is exempt from applicable federal and state securities registration requirements and would result in all purchasers and transferees from the Holder obtaining securities which are not "restricted securities" as defined in Rule 144(a)(3) under the Securities Act. If the Holder's right to sell is delayed as provided in Section 4 or Section 6 hereof, then the period of delay shall be added to the one-year period in clause (b) of this Section 3. The Company shall comply with Rule 172 under the Securities Act.

     4. Underwriter's Hold on Selling. If, during any time in which the Company is required to keep effective the Registration Statement, it is the opinion of the Company's managing underwriter that, in any underwritten offer of securities then contemplated by the Company, the continued offering of the shares of the Common Stock of the Holder, when added to the other securities being registered by the Company (plus those of any other selling stockholder), will exceed the maximum amount of the Company's securities which the managing underwriter believes can be marketed (a) at a price reasonably related to their current market value, or (b) without materially adversely affecting the offering by the Company, then the Holder agrees to cease its resales for a period of up to 90 days from the effective date of this new registration statement as requested by the managing underwriter.

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
     5. Compliance with Regulation M. Each Holder shall, at any time it engages in a distribution of the shares of the Common Stock registered for the Holder, comply with all applicable requirements of Regulation M (or any successor provisions then in force) promulgated under the Exchange Act and (a) will not engage in any stabilization activity in connection with the securities of the Company in contravention of the rules and regulations of the SEC, (b) will distribute the shares of the Common Stock registered for the Holder solely in the manner described in the Registration Statement and (c) will not bid for, or purchase, any securities of the Company, or induce any person to purchase any securities of the Company, other than as permitted under the Exchange Act.

     6. Non-Current Prospectus. If the Company shall at any time during the period it is obligated to keep the Registration Statement effective, based on the advice of its counsel, conclude that the prospectus constituting Part I of the Registration Statement no longer complies with Section 10(a)(3) of the Securities Act, the Company shall promptly notify the Holder to cease use of such prospectus and shall promptly take actions either to amend the Registration Statement or to supplement the prospectus so that the Holder will thereafter have a prospectus complying with Section 10(a)(3) of the Securities Act to resell the Holder's shares of the Shares. The Holder shall, upon receipt of the foregoing notice from the Company, forthwith discontinue disposition of the shares of the Shares offered by the Holder pursuant to the Registration Statement until receipt of copies of the supplemented or amended prospectus complying with Section 10(a)(3) of the Securities Act.

     7. Change in Distribution. At least five (5) Business Days prior to any disposition of the Holder's shares (other than pursuant to an underwritten offering) by the Holder, if the Holder intends to change its plan of distribution from that described in the Registration Statement, the Holder will orally advise the Company (and promptly confirm such advice in writing) of the change in the plan of distribution, with such other information as the Company may reasonably request in order to supplement the prospectus constituting Part I of the Registration Statement in accordance with the rules and regulations of the SEC. Promptly after receiving such advice, the Company will, if necessary, prepare a supplement to the prospectus based upon such advice and file the same with the SEC pursuant to Rule 424(b) under the Securities Act.

     8. Underwritten Offering. If the Registration Statement involves an underwritten public offering, then (a) the Company shall enter into, and perform its obligations under, an underwriting agreement, in usual and customary form, with the managing underwriter and (b) each Holder shall also enter into, and perform its obligations under, the underwriting agreement.

     9. Indemnification

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, the Holders and their respective directors and officers (if applicable) and each person, if any, who controls the Holders or the underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any losses, claims, damages, liabilities or expenses (including all expenses reasonably incurred in investigating, preparing for, or defending against, any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from the Registration Statement, except insofar as the same are caused by, or contained in, any information with respect to any Holder furnished in writing to the Company by such Holder expressly for use therein.

     (b) Indemnification By the Holder. Each Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company and any underwriter, their respective officers and directors and each person, if any, who controls the Company or the underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, liabilities or expenses (including all expenses reasonably incurred in investigating, preparing for or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished with respect to the Holder in writing to the Company by the Holder expressly for the use therein.

     (c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

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
     All  reasonable  fees and  expenses  of the  Indemnified  Party  (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 9) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

     (d) Contribution. If for any reason the indemnification provided for in the preceding subsections (a) or (b) of this Section 9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations.

     10. Company Covenant. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder so long as any Holder owns any Registrable Securities, but in no event longer than two (2) years; provided, however, the Company may delay any such filing but only pursuant to Rule 12b-25 under the Exchange Act and shall take such further reasonable action as any Holder may reasonably request (including, without limitation, promptly obtaining any required legal opinions from Company counsel necessary to effect the sale of Registrable Securities under Rule 144 and paying the related fees and expenses of such counsel), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     11. Entire Agreement. The Transaction Documents constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral.

     12. No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     13. Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by (a) registered or certified mail, return receipt requested, (b) telecopy with electronic confirmation of such transmission, (c) national courier service or (d) personal delivery and shall be deemed delivered (a) three Business Days after deposit with the U.S. Postal Service, (b) the date given by electronic or e-mail delivery, (c) on the business day next following deposit with a courier service for overnight delivery with written confirmation of such delivery or (d) upon personal delivery, addressed to the parties, as follows:


                  If to the Company, to:

                           Vasomedical, Inc.
                           180 Linden Avenue
                           Westbury, NY 11590
                           Attention:  Chief Financial Officer
                           Telecopy:  (516) 997-2299
                           E-Mail: TEfstathiou@vasomedical.com

                     with a copy to (which shall not constitute notice):

                           David H. Lieberman, Esq.
                           Beckman, Lieberman & Barandes, LLP
                           Suite 1313, 116 John Street
                           New York, NY 10038
                           Telecopy:  (212) 608-9687
                           E-Mail:  DLieberman@blbllp.com

                      If to Kerns or Living Data, to:
                           Kerns Manufacturing Corp.
                           37-14 29th Street
                           Long Island City, NY 11101
                           Attention: Chief Financial Officer
                           Telecopy: (718) 786-0534
                           E-Mail:  kernsmfg@optonline.net

                      with a copy to (which shall not constitute notice):

                      Robert W. Berend, Esq.
                      Wachtel & Masyr, LLP
                      110 East 59th Street
                      New York NY 10022
                      Telecopy: (212)909-9455
                      E-Mail:  berend@wmllp.com
or to such other address as any party shall designate in writing in compliance with the provisions of this Section 13.

     14. Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The parties agree that they may rely on the facsimile signature of any party with respect to this Agreement or any waiver, amendment, supplement or consent relating thereto, with the same effect as if such signature was an original.

     15. Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other person or entity, without the prior written consent of the other parties hereto. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, Kerns, Living Data and their respective permitted successors and assigns.

     16. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws.

     17. Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal court situated in the Southern or Eastern Districts of New York or any state court of the State of New York, in each case, in the Borough of Manhattan, City of New York, or Nassau County in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth herein, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     18. Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

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
     19. Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

     20. Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                               VASOMEDICAL, INC.


                               By:/s/ John C. K. Hui
                                  -------------------------------
                                   Name: John C. K. Hui
                                   Title: Chief Executive Officer


                               KERNS MANUFACTURING CORP.


                               By:/s/ Simon Srybnik
                                  ------------------------------
                                   Name: Simon Srybnik
                                   Title: Chairman of the Board


                               LIVING DATA TECHNOLOGY
                                 CORPORATION


                               By: /s/ Simon Srybnik
                                   ------------------------------
                                   Name: Simon Srybnik
                                   Title: Chairman of the Board